Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FC BANC CORP. AND ITS SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

FC Banc Corp.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of FC Banc Corp. and its subsidiaries which comprise the consolidated balance sheet as of December 31, 2012 and 2011; and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the three years in the period ended December 31, 2012; and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FC Banc Corp. and its subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the three years in the period ended December 31, 2012, ended in accordance with accounting principles generally accepted in the United States of America.

By:	/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 27, 2013

FC BANC CORP.

CONSOLIDATED BALANCE SHEET

	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS
Cash and due from banks	$15,250	$7,767
Federal funds sold	3,860	1,028

Cash and cash equivalents	19,110	8,795
Investment securities available for sale	96,835	129,881
Loans held for sale	1,016	950
Loans	239,923	205,613
Less allowance for loan losses	3,252	2,633

Net loans	236,671	202,980
Premises and equipment, net	5,833	5,909
Bank-owned life insurance	3,880	3,779
Regulatory stock	1,463	1,463
Accrued interest and other assets	2,532	2,856

TOTAL ASSETS	$367,340	$356,613

LIABILITIES
Deposits:
Non-interest-bearing	$9,942	$13,099
Interest-bearing demand	17,841	17,484
Savings	210,607	190,303
Money market	7,781	9,672
Time	77,266	82,161

Total deposits	323,437	312,719
Short-term borrowings	—	128
Other borrowings	7,500	7,500
Accrued interest and other liabilities	2,199	4,466

TOTAL LIABILITIES	333,136	324,813

STOCKHOLDERS’ EQUITY
Preferred stock of $100 par value; 100,000 shares authorized, 500 and 15,311 issued and outstanding	50	1,531
Additional paid-in capital-preferred stock	136	4,172
Common stock, no par value; 3,945,390 shares authorized, 1,422,736 and 1,102,498 shares issued	18,453	12,922
Retained earnings	16,595	14,457
Accumulated other comprehensive income	1,476	1,224
Treasury stock, at cost (98,123 shares)	(2,506)	(2,506)

TOTAL STOCKHOLDERS’ EQUITY	34,204	31,800

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$367,340	$356,613

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31,
	2012	2011	2010
	(Dollars in thousands)
INTEREST INCOME
Interest and fees on loans	$12,759	$11,714	11,723
Federal funds sold	1	1	2
Investment securities:
Taxable	2,007	2,772	3,027
Exempt from federal income tax	840	643	424

Total interest income	15,607	15,130	15,176

INTEREST EXPENSE
Deposits	3,009	3,875	5,987
Short-term borrowings	1	5	12
Other borrowings	293	293	371

Total interest expense	3,303	4,173	6,370

NET INTEREST INCOME	12,304	10,957	8,806
Provision for loan losses	408	960	680

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,896	9,997	8,126

NON-INTEREST INCOME
Service charges on deposit accounts	634	626	726
Investment securities gains, net	862	853	725
Gains on loan sales, net	954	230	145
Bank-owned life insurance earnings	101	111	116
Loan servicing income	254	94	64
Fees on investment services	355	310	213
Debit card fees	469	424	360
Other income	129	154	207

Total non-interest income	3,758	2,802	2,556

NON-INTEREST EXPENSE
Salaries and employee benefits	6,199	5,064	3,731
Net occupancy and equipment expenses	1,201	1,188	1,167
Professional fees	433	390	406
State franchise tax	386	354	257
Federal deposit insurance	347	336	347
Data processing	213	364	423
Advertising	401	393	450
Other expense	1,686	1,460	1,331

Total non-interest expense	10,866	9,549	8,112

Income before income taxes	4,788	3,250	2,570
Income taxes	1,283	879	718

NET INCOME	3,505	2,371	1,852
Less: Preferred stock dividends	166	451	364

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,339	$1,920	1,488

EARNINGS PER SHARE
Basic	$2.77	$2.18	$1.73
Diluted	2.77	2.18	1.73

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2012	2011	2010
	(Dollars in Thousands)
Net income	$3,505	$2,371	$1,852
Other comprehensive income (loss):
Increase in unrealized gains on available-for-sale securities	1,266	2,438	406
Income tax effect related to unrealized gains on available-for-sale securities	(430)	(829)	(138)
Reclassification adjustment for investment security gains included in net income	(862)	(853)	(725)
Income tax effect related to the reclassification adjustment for investment security gains	293	290	247
Change in unrealized loss on pension costs	(22)	(47)	(21)
Income tax effect related to change in unrealized loss on pension costs	7	16	7

Other comprehensive income (loss), net of tax	252	1,015	(224)

Comprehensive income	$3,757	$3,386	$1,628

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Shares Outstanding	Preferred Stock	Additional Paid-in Capital- Preferred Stock	Common Shares Outstanding	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Stockholders’ Equity
	(Dollars in thousands)
Balance, December 31, 2009	2,929	$293	$806	882,045	$11,060	$12,188	$433	$(2,777)	$22,003
Net income						1,852			1,852
Comprehensive loss							(224)		(224)
Cash dividends declared on preferred stock						(364)			(364)
Cash dividends declared on common stock ($0.56 per share)									—
						(498)			(498)
Sale of preferred stock, net of offering costs of $491	17,550	1,755	4,774						6,529
Stock-based compensation effect					12				12
Restricted stock awards				7,000	(59)			179	120

Balance, December 31, 2010	20,479	2,048	5,580	889,045	11,013	13,178	209	(2,598)	29,430
Net income						2,371			2,371
Other comprehensive income							1,015		1,015
Cash dividends declared on preferred stock						(451)			(451)
Cash dividends declared on common stock ($0.72 per share)						(641)			(641)
Conversion of preferred stock	(5,168)	(517)	(1,408)	111,730	1,925				—
Compensation expense related to stock options					13				13
Restricted stock awards				3,600	(29)			92	63

Balance, December 31, 2011	15,311	1,531	4,172	1,004,375	12,922	14,457	1,224	(2,506)	31,800
Net income						3,505			3,505
Other comprehensive income							252		252
Cash dividends declared on preferred stock						(166)			(166)
Cash dividends declared on common stock ($1.03 per share)
						(1,201)			(1,201)
Conversion of preferred stock	(14,811)	(1,481)	(4,036)	320,238	5,517				—
Compensation expense related to stock options					14				14

Balance, December 31, 2012	500	$50	$136	1,324,613	$18,453	$16,595	$1,476	$(2,506)	$34,204

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(Dollars in thousands)
OPERATING ACTIVITIES
Net income	$3,505	$2,371	$1,852
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	413	960	680
Investment securities gains, net	(862)	(853)	(725)
Depreciation, amortization, and accretion	1,726	1,824	2,004
Compensation expense related to restricted stock awards	77	83	106
Deferred income taxes	(177)	(188)	(132)
Proceeds from sale of loans	35,516	9,893	10,185
Originations of loans held for sale	(34,628)	(9,663)	(10,040)
Gain on loan sales, net	(954)	(230)	(145)
Decrease in prepaid federal deposit insurance	191	345	388
Decrease in accrued interest receivable	186	32	157
Decrease in accrued interest payable	(47)	(82)	(38)
Earnings on bank-owned life insurance	(101)	(111)	(116)
Other, net	(57)	753	(249)

Net cash provided by operating activities	4,788	5,134	3,927

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from repayments and maturities	46,649	56,880	44,119
Proceeds from sales	50,934	72,049	82,608
Purchases	(66,741)	(115,110)	(154,562)
Increase in loans, net	(34,019)	(18,186)	(7,702)
Purchases of premises and equipment	(535)	(134)	(470)
Sale of premises and equipment	16	—	—

Net cash used for investing activities	(3,696)	(4,501)	(36,007)

FINANCING ACTIVITIES
Increase in deposits, net	10,718	2,821	32,672
Increase (decrease) in short-term borrowings, net	(128)	(6,413)	2,152
Repayments of other borrowings	—	(12)	(10,012)
Proceeds from sale of preferred stock	—	—	6,529
Cash dividends paid on preferred stock	(166)	(451)	(364)
Cash dividends paid on common stock	(1,201)	(641)	(498)

Net cash provided by (used for) financing activities	9,223	(4,696)	30,479

Increase (decrease) in cash and cash equivalents	10,315	(4,063)	(1,601)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,795	12,858	14,459

CASH AND CASH EQUIVALENTS AT END OF YEAR	$19,110	$8,795	$12,858

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest on deposits and borrowings	$3,350	$4,255	6,408
Income taxes	1,335	1,125	735
NONCASH INVESTING TRANSACTIONS:
Purchase of investment security available for sale	$—	$2,254	$973

See accompanying notes to consolidated financial statements.

FC BANC CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

FC Banc Corp. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Farmers Citizens Bank (the “Bank”). The Bank generates commercial (including agricultural), mortgage, and consumer loans and receives deposits from customers located primarily in Crawford, Knox, Franklin, Morrow, and Richland counties in Ohio and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulations by the state of Ohio Division of Financial Institutions and the Company is subject to regulations by the Federal Reserve System through the Federal Reserve Bank of Cleveland.

The consolidated financial statements include the accounts of FC Banc Corp. and its wholly owned subsidiary, Farmers Citizens Bank, after elimination of all intercompany transactions and balances.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for that period. Actual results could differ from those estimates.

Investment Securities

Currently, the Company’s investment securities portfolio is classified as available for sale. The portfolio serves principally as a source of liquidity and is carried at fair value with unrealized holding gains and losses for available-for-sale securities reported as a separate component of stockholders’ equity, net of tax, until realized. Debt securities acquired with the intent to hold to maturity would be classified as held to maturity and carried at cost adjusted for amortization of premium and accretion of discount, which are computed using the interest method and recognized as adjustments of interest income. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and whether or not the Company intends to sell the security or whether its more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. A decline in value that is considered to be other than temporary is recorded as a loss within non-interest income in the Consolidated Statement of Income.

Common stock of the Federal Home Loan Bank (“FHLB”), Federal Reserve Bank, and Great Lakes Bankers Bank represents ownership in institutions which are wholly owned by other financial institutions. These equity securities are accounted for at cost and are included in other assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities (Continued)

The Bank is a member of the FHLB of Cincinnati and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated by management. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared with the capital stock amount and the length of time this situation has persisted; (b) Commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) The impact of legislative and regulatory changes on the customer base of the FHLB; and (d) The liquidity position of the FHLB. Management concluded that the stock was not impaired at December 31, 2012, 2011, or 2010.

Loans Held For Sale and Loans Serviced

Loans held for sale are carried at the lower of cost or fair value, as determined on an aggregate basis. Gains and losses on sales of loans held for sale are recognized on settlement dates and are determined by the difference between the sale proceeds and the carrying value of loans. All sales are made with limited recourse. There were $1,016 and $950 loans held for sale at December 31, 2012 and 2011, respectively. At December 31, 2012 and 2011, the amounts of loans serviced by the institution for the benefit of others were $28,663 and $30,298, respectively.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their principal amount net of the allowance for loan losses. Interest income is recognized as income when earned on the accrual method. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions, the borrower’s financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loans yield. Management is amortizing these amounts over the contractual life of the related loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

A loan is considered impaired when it is probable the borrower will not repay the loan according to the original contractual terms of the loan agreement. Management has determined that first mortgage loans on one-to-four family properties and all consumer loans represent large groups of smaller-balance homogeneous loans that are to be collectively evaluated. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. A loan is not impaired during a period of delay in payment if the Company expects to collect all amounts due, including interest accrued at the contractual interest rate for the period of delay. All loans identified as impaired are evaluated independently by management. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all circumstances concerning the loan, the creditworthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed. The Company estimates credit losses on impaired loans based on the present value of expected cash flows or the fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Impaired loans, or portions thereof, are charged off when it is determined a realized loss has occurred. Until such time, an allowance for loan losses is maintained for estimated losses. Cash receipts on impaired loans are applied first to accrued interest receivable unless otherwise required by the loan terms, except when an impaired loan is also a nonaccrual loan. Payments received on nonaccrual loans are recorded as income or applied against principal according to management’s judgment as to the collectability of such principal.

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis, with a focus on larger loans along with loans that have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine whether they are “impaired,” which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All commercial loans that are delinquent 90 days and residential mortgage loans that are 120 days delinquent and are placed on nonaccrual status are classified on an individual basis. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics. The Company allocates allowances based on the factors described below, which conform to the Company’s asset classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the loans secured by residential real estate portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; and (iv) the commercial loan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the total factor to be applied to nonclassified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years for furniture, fixtures, and equipment and 25 to 50 years for building premises. Leasehold improvements are amortized over the shorter of their estimated useful lives or their respective lease terms, which range from 7 to 15 years. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

Bank-Owned Life Insurance (“BOLI”)

The Company owns insurance on the lives of a certain group of former key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare. The cash surrender value of these policies is included as an asset on the Consolidated Balance Sheet, and any increases in the cash surrender value are recorded as noninterest income on the Consolidated Statement of Income. In the event of the death of an insured individual under these policies, the Company would receive a death benefit, which would be recorded as non-interest income.

Postretirement Benefits

The Company maintains a noncontributory defined postretirement plan covering all employees. The plan provides a level of life and health insurance to retirees. The Company amended the plan disallowing any additional employees from participation.

Income Taxes

The Company and the Bank file a consolidated federal income tax return. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Company provides dual presentation of basic and diluted earnings per share. Basic earnings per share are calculated utilizing net income as reported, less dividends accumulated on preferred stock, in the numerator and average shares outstanding in the denominator. Dividends accumulated on preferred stock reduce the earnings available to common stockholders in the computation. There were dividends on preferred stock amounting to $166, $451, and $364 for 2012, 2011, and 2010, respectively. The computation of diluted earnings per share differs in that the dilutive effects of any stock options, warrants, and convertible securities are adjusted in the denominator.

Stock Options

The Company accounts for stock-based compensation issued to employees and non-employees in accordance with fair value provisions. Under fair value provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the appropriate vesting period using the straight-line method. The amount of stock-based compensation recognized at any date must at least equal the portion of the grant date fair value of the award that is vested at that date and, as a result, it may be necessary to recognize the expense using a ratable method. Determining the fair value of stock-based awards at the date of grant requires judgment, including estimating the expected term of the stock options and the expected volatility of the Company’s stock. In addition, judgment is required in estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates or different key assumptions were used, it could have a material effect on the Company’s consolidated financial statements.

For purposes of computing results, the Company estimated the fair value of stock options using the Black-Scholes option pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant for the option and each vesting date. The fair value of each stock option granted was estimated using the following weighted-average assumptions:

Grant Year	Expected Dividend Yield	Risk-Free Interest Rate	Expected Volatility	Expected Life (in years)
2011	3.60%	2.54%	13.64%	7

The weighted-average fair value of the stock option granted for 2011 was $1.59.

During each of the years ended December 31, 2012, 2011, and 2010, the Company recorded $14, $13, and $12 in compensation expense on the Company’s Consolidated Statement of Income. As of December 31, 2012 and 2011, there was approximately $25 and $33 of unrecognized compensation cost related to unvested share-based compensation awards granted, respectively. That cost is expected to be recognized over the next three years. There were no stock options exercised during the years ended December 31, 2012, 2011, and 2010.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Incentive Plan

The shareholders of the Company approved a stock incentive plan which covers eligible employees and nonemployee corporate directors. Under the plan, restricted stock awards are granted based upon the Board of Directors’ sole discretion and are subject to certain vesting criteria. Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period.

Mortgage Servicing Rights (“MSRs”)

The Company has agreements for the express purpose of selling loans in the secondary market. The Company maintains servicing rights for certain loans. Originated MSRs are recorded by allocating total costs incurred between the loan and servicing rights based on their relative fair values. MSRs are amortized in proportion to the estimated servicing income over the estimated life of the servicing portfolio. Annually, the Company performs an impairment review of the MSRs and recognizes impairment through a valuation account. MSRs are a component of other assets on the Consolidated Balance Sheet.

Cash Flow Information

The Company has defined cash and cash equivalents as those amounts included in the Consolidated Balance Sheet captions “Cash and due from banks” and “Federal funds sold.”

Comprehensive Income

The Company is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is composed of net unrealized holding gains or losses on its available-for-sale investment and mortgage-backed securities portfolio, as well as changes in unrecognized pension cost.

The components of accumulated other comprehensive gain, net of tax, as of December 31 were as follows:

	2012	2011	2010
Net unrealized gain on securities available for sale	$1,572	$1,305	$259
Net unrecognized pension cost	(96)	(81)	(50)

Total	$1,476	$1,224	$209

Advertising Costs

Advertising costs are expensed as incurred.

Reclassification of Comparative Amounts

Certain comparative amounts for the prior year have been reclassified to conform to current-year classifications. Such reclassifications had no effect on net income or stockholders’ equity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

2.	EARNINGS PER SHARE

Basic earnings per share represents net income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and non-vested restricted stock.

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	2012	2011	2010
Net income	$3,505	$2,371	$1,852
Less: Preferred stock dividends	166	451	364

Net income available to common stockholders	$3,339	$1,920	$1,920

Weighted-average common shares outstanding	1,308,115	991,074	974,135
Average treasury stock shares	(98,123)	(99,307)	(101,800)
Average unearned nonvested shares	(4,555)	(10,138)	(14,038)

Weighted-average common shares and common stock equivalents used to calculate basic earnings per share	1,205,437	881,629	858,297
Additional common stock equivalents (nonvested stock) used to calculate diluted earnings per share	1,277	—	1,822

Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	1,206,714	881,629	860,119

Per share information:
Basic earnings per share	$2.77	$2.18	$2.24
Diluted earnings per share	$2.77	$2.18	$2.23

Options to purchase 54,480 share of common stock at prices ranging from $23.97 to $29.00 as of December 31, 2012, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. Options to purchase 73,080 and 71,159 shares of common stock at prices ranging from $18.00 to $29.00, as of December 31, 2011 and 2010, respectively, were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost and fair values of securities available for sale are as follows:

	2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agency securities	$3,001	$12	$—	$3,013
Obligations of states and political subdivisions	28,100	1,877	(73)	29,904
Mortgage-backed securities in government-sponsored entities	63,231	923	(302)	63,852

Total debt securities	94,332	2,812	(375)	96,769
Equity securities in financial institutions	121	—	(55)	66

Total	$94,453	$2,812	$(430)	$96,835

	2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agency securities	$27,516	$103	$(23)	$27,596
Obligations of states and political subdivisions	25,587	1,073	(72)	26,588
Mortgage-backed securities in government-sponsored entities	74,679	989	(19)	75,649

Total debt securities	127,782	2,165	(114)	129,833
Equity securities in financial institutions	121	—	(73)	48

Total	$127,903	$2,165	$(187)	$129,881

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (Continued)

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31:

	2012
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,053	$(58)	$536	$(15)	$2,589	$(73)
Mortgage-backed securities in government-sponsored entities	38,297	(302)	—	—	38,297	(302)
Equity securities in financial institutions	—	—	66	(55)	66	(55)

Total	$40,350	$(360)	$602	$(70)	$40,952	$(430)

	2011
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. government agency securities	$5,477	$(23)	$—	$—	$5,477	$(23)
Obligations of states and political subdivisions	3,363	(72)	—	—	3,363	(72)
Mortgage-backed securities in government-sponsored entities	12,748	(19)	—	—	12,748	(19)
Equity securities in financial institutions	—	—	48	(73)	48	(73)

Total	$21,588	$(114)	$48	$(73)	$21,636	$(187)

There were 18 and 16 positions that were temporarily impaired at December 31, 2012 and 2011, respectively. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer; and (iii) whether or not the Company is more likely than not to sell the security before recovery of its cost basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (Continued)

As of December 31, 2012, management does not have the intent to sell any of the securities in the table on the previous page and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of December 31, 2012, management believes the impairments detailed in the table on the previous page are temporary and no impairment loss has been realized in the Company’s Consolidated Statement of Income.

The amortized cost and fair value of debt securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due within one year	$7	$7
Due after one year through five years	1,797	1,888
Due after five years through ten years	9,404	9,643
Due after ten years	83,124	85,231

Total	$94,332	$96,769

Investment securities with a carrying value of $47,481 and $33,981 at December 31, 2012 and 2011, respectively, were pledged to secure deposits and other purposes as required by law.

The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the years ended December 31.

	2012	2011	2010
Proceeds from sales	$50,934	$72,049	$82,608
Gross gains	866	918	794
Gross losses	4	65	69

4.	LOANS

Major classifications of loans are summarized as follows:

	2012	2011
Loans secured by real estate:
Residential	$29,873	$45,996
Commercial	192,451	140,525
Construction	699	2,610
Commercial, industrial, and agricultural	16,282	15,330
Consumer	618	1,152

	239,923	205,613
Less allowance for loan losses	3,252	2,633

Net loans	$236,671	$202,980

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

4.	LOANS (Continued)

The Company grants residential, commercial, and consumer loans to customers throughout its trade area which is concentrated in Crawford, Franklin, Knox, Morrow, and Richland counties in Ohio. Although the Company has a diversified loan portfolio at December 31, 2012 and 2011, a substantial portion of its debtors’ ability to honor their loan agreements is dependent upon the economic stability of its immediate trade area.

Certain directors and executive officers of the Company, members of their immediate families, and companies in which they are principal owners (i.e., at least 10 percent) were indebted to the Company at December 31, 2012 and 2011. A summary of loan activity for those directors, executive officers, and their associates for the year ended December 31, 2012, is as follows:

2011	New Loans	Repayments	2012
$1,197	$368	$552	$1,013

2010	New Loans	Repayments	2011
$1,215	$475	$493	$1,197

5.	ALLOWANCE FOR LOAN LOSSES

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Company has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: residential real estate loans, commercial real estate loans, consumer loans, and commercial loans. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. These historical loss percentages are calculated over a four-year period for all portfolio segments. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to nonclassified loans. The following qualitative factors are analyzed for each portfolio segment:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio. Overall the qualitative factors for remained the same as in the prior year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Changes in the allowance for loan losses by loan portfolio segment for the years ended December 31 are as follows:

	2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$349	$2,085	$25	$117	$57	$2,633
Charge-offs	(93)	(134)	—	—	(19)	(246)
Recoveries	2	436	—	—	19	457
Provision	71	390	(19)	(10)	(24)	408

Ending balance	$329	$2,777	$6	$107	$33	$3,252

	2011
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$425	$1,666	$77	$176	$12	$2,356
Charge-offs	(40)	—	(651)	(17)	(31)	(739)
Recoveries	—	—	30	4	22	56
Provision	(36)	419	569	(46)	54	960

Ending balance	$349	$2,085	$25	$117	$57	$2,633

	2010
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$207	$1,301	$66	$446	$8	$2,028
Charge-offs	(104)	(231)	—	—	(44)	(379)
Recoveries	2	5	—	—	20	27
Provision	320	591	11	(270)	28	680

Ending balance	$425	$1,666	$77	$176	$12	$2,356

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Company considers the allowance for loan losses of $3,252 and $2,633 adequate to cover loan losses inherent in the loan portfolio, at December 31, 2012 and 2011. The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31:

	2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$49	$735	$—	$—	$—	$784
Collectively evaluated for impairment	280	2,042	6	107	33	2,468

Total	$329	$2,777	$6	$107	$33	$3,252

Loans:
Individually evaluated for impairment	$245	$5,736	$—	$—	$—	$5,981
Collectively evaluated for impairment	29,628	186,715	699	16,282	618	233,942

Total	$29,873	$192,451	$699	$16,282	$618	$239,923

	2011
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$270	$—	$—	$—	$270
Collectively evaluated for impairment	349	1,815	25	117	57	2,363

Total	$349	$2,085	$25	$117	$57	$2,633

Loans:
Individually evaluated for impairment	$—	$5,796	$—	$—	$—	$5,796
Collectively evaluated for impairment	45,996	134,729	2,610	15,330	1,152	199,817

Total	$45,996	$140,525	$2,610	$15,330	$1,152	$205,613

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information

The following tables represent credit exposures by internally assigned grades for the years ended December 31, 2012 and 2011. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

Pass loans – loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are three sub-grades within the Pass category to further distinguish the loan.

Special Mention loans – loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans – have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans – have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss – loans classified as a loss are considered uncollectible, or of such value that continuance as an asset is not warranted.

	2012
	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$183,721	$699	$15,786	$200,206
Special Mention	2,994	—	496	3,490
Substandard	5,736	—	—	5,736
Doubtful	—	—	—	—

Ending balance	$192,451	$699	$16,282	$209,432

	2011
	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$131,998	$2,041	$14,738	$148,777
Special Mention	3,702	—	498	4,200
Substandard	4,825	569	94	5,488
Doubtful	—	—	—	—

Ending balance	$140,525	$2,610	$15,330	$158,465

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information (Continued)

The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity for the year ended December 31, 2012 and 2011. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due.

	2012
	Residential Real Estate	Consumer	Total
Nonperforming loans	$98	$—	$98
Performing loans	29,775	618	30,393

	$29,873	$618	$30,491

	2011
	Residential Real Estate	Consumer	Total
Nonperforming loans	$359	$—	$359
Performing loans	45,637	1,152	46,789

	$45,996	$1,152	$47,148

Following is a table which includes an aging analysis of the recorded investment of past-due loans.

	2012
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$235	$—	$98	$333	$29,540	$29,873
Commercial	9	1,007	1,711	2,727	189,724	192,451
Construction	—	—	—	—	699	699
Commercial, industrial, and agricultural	—	—	—	—	16,282	16,282
Consumer	—	—	—	—	618	618

Total	$244	$1,007	$1,809	$3,060	$236,863	$239,923

	2011
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$204	$149	$359	$712	$45,284	$45,996
Commercial	—	—	—	—	140,525	140,525
Construction	—	—	—	—	2,610	2,610
Commercial, industrial, and agricultural	14	—	—	14	15,316	15,330
Consumer	16	—	—	16	1,136	1,152

Total	$234	$149	$359	$742	$204,871	$205,613

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans

Management evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful are also evaluated for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable, as of and for the years ending December 31:

	2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Loans secured by real estate:
Residential	$147	$147	$—	$148	$10
Commercial	3,399	3,399	—	3,388	26
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
Loans secured by real estate:
Residential	98	98	49	108	—
Commercial	2,337	2,337	735	2,363	87
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$5,981	$5,981	$784	$6,007	$123

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued)

	2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Loans secured by real estate:
Residential	$—	$—	$—	$—	$—
Commercial	2,634	2,634	—	3,241	181
Construction	569	569	—	904	16
Commercial, industrial, and agricultural	94	94	—	95	6
Consumer	—	—	—	—	—
With an allowance recorded:
Loans secured by real estate:
Residential	—	—	—	—	—
Commercial	2,499	2,499	270	2,451	124
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$5,796	$5,796	$270	$6,691	$327

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Nonaccrual Loans

Loans are considered for nonaccrual status upon 90 days delinquency. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

The following table presents loans that are on nonaccrual status and that are 90 days delinquent and still accruing interest by portfolio segment as of December 31:

	2012		2011
	Nonaccrual	Past due 90 days or more and still accruing	Nonaccrual	Past due 90 days or more and still accruing
Loans secured by real estate:
Residential	$98	$—	$227	$132
Commercial	2,718	—	—	—
Construction	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$2,816	$—	$227	$132

Interest income on nonaccrual loans not recognized during 2012, 2011, and 2010 was $67, $60, and $77, respectively.

Troubled Debt Restructuring

The following table includes loan modifications that are considered TDRs completed during the year ended December 31:

	2012
	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Loans secured by real estate:
Commercial	3	2,243,176	2,243,176

Total	3	2,243,176	2,243,176

There were not troubled debt restructurings in previous years. The concessions granted in the modification of the original terms of the loans were in the form of interest rate reductions. Management determined these loans to be impaired and maintains a specific reservation of $602.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

6.	PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows:

	2012	2011
Land and land improvements	$809	$808
Building and leasehold improvements	6,326	6,294
Furniture, fixtures, and equipment	2,947	2,634
Construction in process	149	—

	10,231	9,736
Less accumulated depreciation	4,398	3,827

Total	$5,833	$5,909

Depreciation charged to operations was $595 in 2012, $571 in 2011, and $577 in 2010.

7.	DEPOSITS

Time deposits at December 31, 2012, mature $49,539, $17,396, $3,327, $2,425, and $4,579 during 2013, 2014, 2015, 2016, and 2017, respectively.

Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $44,692 and $44,313 at December 31, 2012 and 2011, respectively. Maturities on time deposits of $100,000 or more at December 31, 2012, are as follows:

Within three months	$3,922
Beyond three but within six months	6,995
Beyond six but within twelve months	17,719
Beyond one year	16,056

Total	$44,692

8.	SHORT-TERM BORROWINGS

The outstanding balances and related information of short-term borrowings, which includes federal funds purchased and securities sold under agreements to repurchase, are summarized as follows:

	2012	2011	2010
Balance at year-end	$—	$128	$6,541
Average balance outstanding	251	5,260	5,365
Maximum month-end balance	395	6,900	9,203
Weighted-average rate at year-end	0.00%	0.10%	0.15%
Weighted-average rate during the year	0.59%	0.10%	0.22%

Average balances outstanding during the year represent daily average balances, and average interest rates represent interest expense divided by the related average balance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

9.	OTHER BORROWINGS

The following table sets forth information concerning other borrowings with the FHLB:

			Weighted-
	Maturity Range		Average			At December 31,
Description	from	to	Interest Rate	Rate from	Rate to	2012	2011
Convertible	01/28/13	08/11/15	3.90%	3.51%	4.09%	$7,500	$7,500

Maturities of other borrowings at December 31, 2012, are summarized as follows:

Year Ending December 31,	Amount	Weighted- Average Rate
2013	$2,500	3.51%
2015	5,000	4.09

	$7,500	3.90%

The terms of the convertible borrowings allow the FHLB to convert the interest rate to an adjustable rate based on the three-month London Interbank Offered Rate (“LIBOR”) at a predetermined anniversary year of the borrowing’s origination, ranging from one to seven years. The initial conversion date ranges are through August 2015.

Borrowing capacity consists of credit arrangements with the FHLB of Cincinnati. FHLB borrowings are subject to annual renewal, incur no service charges, and are secured by a blanket security agreement on certain investment and mortgage-backed securities, outstanding residential mortgages, and the Bank’s investment in FHLB stock. As of December 31, 2012, the Bank’s maximum borrowing capacity with the FHLB was approximately $26,526.

10.	INCOME TAXES

The provision for federal income taxes consists of:

	2012	2011	2010
Current payable	$1,460	$1,067	$850
Deferred	(177)	(188)	(132)

Total provision	$1,283	$879	$718

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

10.	INCOME TAXES (Continued)

The tax effects of deductible and taxable temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2012	2011
Deferred tax assets:
Allowance for loan losses	$711	$571
Accrued expenses and employee benefits	258	251
Restricted stock	58	74
Unrealized pension obligation	50	42

Deferred tax assets	1,077	938

Deferred tax liabilities:
Premises and equipment	147	191
Unrealized gain on available-for-sale securities	810	673
Other	160	162

Deferred tax liabilities	1,117	1,026

Net deferred tax liability	$(40)	$(88)

No valuation allowance was established at December 31, 2012 and 2011, in view of the Company’s ability to carryback taxes paid in previous years and certain tax strategies coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential.

The reconciliation between the federal statutory rate and the Company’s effective consolidated income tax rate is as follows:

	2012		2011		2010
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$1,628	34.0%	$1,105	34.0%	$874	34.0
Tax-exempt interest	(279)	(5.8)	(217)	(6.7)	(132)	(5.1)
Life insurance income	(34)	(0.7)	(38)	(1.2)	(39)	(1.5)
Other	(32)	(0.7)	29	0.9	15	0.5

Actual tax expense and effective rate	$1,283	26.8%	$879	27.0%	$718	27.9

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

10.	INCOME TAXES (Continued)

than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income. With few exceptions, the Bank is no longer subject to U.S. federal income tax examinations by tax authorities for years through 2008.

11.	EMPLOYEE BENEFITS

Savings Plan

The Bank maintains a 401(k) retirement savings plan, with all employees eligible for inclusion in the plan. Participants may make salary savings contributions up to 15 percent of their compensation, a portion of which will be matched by the Bank. Additional contributions to the plan may be made at the discretion of the Board of Directors based upon earnings of the Bank. Contributions by the Bank charged to operations were $135, $96, and $87 for the years ended December 31, 2012, 2011, and 2010, respectively.

Directors Retirement

The Bank maintains a director’s retirement plan, which provides that any director who served on the Board of Directors prior to December 31, 2004, with 15 years of continuous service, will receive an annual retirement benefit based on the benefit level at inception, with 2 percent annual increases until retirement. The annual benefit may be adjusted based upon the director’s date of separation from service and will be paid for 15 years. The plan has been amended to provide for pro rata benefits for any director who was unable to satisfy the 15 years of continuous service requirement due to the mandatory director’s retirement provision upon reaching 70 years of age. The Bank has purchased individual life insurance contracts with respect to this program. The Bank is the owner and beneficiary of the insurance contracts. The expense charged to operations was $33, $31, and $30 for the years ended December 31, 2012, 2011, and 2010, respectively.

Executive Compensation

The Company and the Bank entered into Salary Continuation Agreements with former executive officers. As of December 31, 2012 and 2011, the Company had recorded an accrual related to these contracts of $128 and $145, respectively. This accrual represents the estimated present value (using a discount rate of 8 percent) of the total future distributions. The Company has purchased individual life insurance contracts with respect to the retirement portion of this program. The Company is the owner and beneficiary of the insurance contracts. The former executive officers are general creditors of the Company with respect to the retirement benefit. The expense charged to operations was $11, $13, and $12 for the years ending December 31, 2012, 2011, and 2010, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

The Bank has employment agreements with two officers of the Bank. Under these agreements, the officers are employed for rolling 18 month or three-year periods. Unless the Bank serves a termination notice to the officers before December 31 of each year, the agreements are automatically extended for one additional year. The agreements prohibit the officers from soliciting banking business from customers of the Bank for a period of one year following the termination of the employment agreements.

Postretirement Benefits

The Bank sponsors a trusteed, noncontributory defined benefit postretirement plan providing health care coverage. The Bank’s funding policy is to contribute as billed with their normal health plan. For 2012, 2011, and 2010, the aggregate contributions were $26, $29, and $26, respectively.

The following table sets forth the obligation and funded status as of December 31:

	2012	2011
Accumulated postretirement benefit obligation:
Retirees	$317	$298
Other active plan participants	—	—

Total	317	298
Plan assets at fair value	—	—

Accumulated postretirement benefit obligation in excess of plan assets	317	298
Prior service cost not yet recognized in net periodic postretirement benefit cost	(60)	(72)
Unrecognized net loss from past experience different from that assumed and effects of any changes in assumptions	(86)	(52)

Accrued postretirement cost	$171	$174

Amounts not yet recognized as a component of net pension cost:
Amounts recognized in accumulated other comprehensive loss consists of:
Net loss	$86	$52
Prior service cost	60	72

Total	$146	$124

Components of Net Periodic Benefit Cost

	2012	2011	2010
Interest cost	$11	$11	$11
Amortization of prior service cost	12	13	13
Amortization of loss	2	—	(2)

Total	$25	$24	$22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

The estimated net loss and prior service cost for the postretirement benefit plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $14 and $13, respectively.

Assumptions

The weighted-average assumptions used to determine benefit obligations at December 31:

	2012	2011
Discount rate	3.50%	3.75%

The weighted-average assumptions used to determine net periodic cost for years ended December 31:

	2012	2011
Discount rate	3.75%	5.00%

Cash Flows

The following benefit payments that reflect expected future service, as appropriate, are expected to be paid:

Postretirement Benefits
2013	$29
2014	30
2015	30
2016	29
2017	29
Years 2018 through 2022	126

Total	$273

Stock Option Plan

The Company has a fixed director and employee stock-based compensation plan. Under the plan, the Company may grant options for up to 83,060 shares of common stock. The exercise price for the purchase of shares subject to a stock option may not be less than 100 percent of the fair market value of the shares covered by the option on the date of the grant. The term of stock options will not exceed ten years from the grant date. Vesting occurs at 20 percent per year of service.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

Stock Option Plan (Continued)

The following table presents share data related to the outstanding options:

	2012	Weighted- Average Exercise Price	2011	Weighted- Average Exercise Price	2010	Weighted- Average Exercise Price
Outstanding, January 1	73,080	$25.05	71,159	$27.30	72,925	$27.21
Granted	—	$—	16,100	$18.00	—	$—
Exercised	—	$—	—	$—	—	$—
Forfeited	—	$—	(14,179)	$28.34	(1,766)	$23.35

Outstanding, December 31	73,080	$25.05	73,080	$25.05	71,159	$27.30

Exercisable at year-end	59,200	$26.59	51,280	$26.98	50,621	$27.16

The following table summarizes the characteristics of stock options at December 31, 2012:

		Outstanding			Exercisable
Grant Date	Exercise Price	Shares	Remaining Average Life	Average Exercise Price	Shares	Average Exercise Price
02/17/04	$23.97	484	1.13	$23.97	484	$23.97
01/11/05	$25.62	3,461	2.03	$25.62	3,461	$25.62
02/08/05	$25.62	3,025	2.10	$25.62	3,025	$25.62
02/23/06	$24.07	2,420	3.15	$24.07	2,420	$24.07
11/21/06	$26.73	24,090	3.89	$26.73	24,090	$26.73
11/06/07	$29.00	18,500	4.85	$29.00	18,500	$29.00
01/22/08	$26.85	2,500	5.06	$26.85	2,000	$26.85
08/19/08	$22.90	2,500	5.63	$22.90	2,000	$22.90
05/05/11	$18.00	16,100	8.34	$18.00	3,220	$18.00

		73,080		$25.05	59,200	$26.59

Stock Incentive Plan

The shareholders of the Company approved the Stock Incentive Plan (the “Plan”). Directors, Officers, and all other key employees of the Company are eligible to receive awards of restricted stock based upon the Board of Directors’ sole discretion. There were 24,000 shares authorized under the Plan. Awards granted under the Plan are in the form of the Company’s common stock and are subject to certain vesting requirements including continuous employment or service with the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

Stock Incentive Plan (Continued)

The following is a summary of changes in the restricted stock during the years ended December 31, 2012, 2011, and 2010:

Shares
Nonvested restricted stock as of January 1, 2010	5,400
Granted	8,400
Vested	(5,900)
Forfeited	(300)

Nonvested restricted stock as of January 1, 2011	7,600
Granted	7,000
Vested	(7,022)
Forfeited	(1,400)

Nonvested restricted stock as of January 1, 2012	6,178
Granted	—
Vested	(4,134)
Forfeited	—

Nonvested restricted stock as of December 31, 2012	2,044

During 2012, no shares of restricted stock were awarded. During 2011, 7,000 shares of restricted stock were awarded. During 2012 and 2011, 4,134 and 7,022 shares were vested, respectively. There were no forfeitures of shares during 2012. Shares amounting to 1,400 were forfeited during 2011. Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period. Compensation expense related to restricted stock was $77, $83, and $106 for the years ended December 31, 2012, 2011, and 2010, respectively. The total compensation cost related to nonvested awards not yet recognized amounted to $37 and $138 and will be recognized over the next two years.

12.	COMMITMENTS

In the normal course of business, there are various outstanding commitments and certain contingent liabilities which are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities represent financial instruments with off-balance sheet risk. The contract or notional amounts of those instruments reflect the extent of involvement in particular types of financial instruments which comprise the following:

	2012	2011
Commitments to extend credit	$24,569	$23,264
Standby letters of credit	10	10

Total	$24,579	$23,274

The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The same credit policies are used in making commitments and conditional obligations as for on-balance sheet instruments. Generally, collateral is not required to support financial instruments with credit risk. The terms are typically for a one-year period with an annual renewal option subject to prior approval by management.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

12.	COMMITMENTS (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments comprise available commercial and personal lines of credit. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party.

The exposure to loss under these commitments is limited by subjecting them to credit approval and monitoring procedures. Substantially all commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of the loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for loan losses. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future funding requirements.

Standby letters of credit represent conditional commitments issued by the Company and the Bank to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one-year period with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized at the expiration of the coverage period. For secured letters of credit, the collateral is typically Bank deposit instruments.

13.	REGULATORY RESTRICTIONS

Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $290 and $426 for the years ended December 31, 2012 and 2011, respectively.

Loans

Federal law prevents the Company from borrowing from the Bank unless the loans are secured by specific obligations. Further, such secured loans are limited in amount of 10 percent of the Bank’s common stock and capital surplus.

Dividends

The Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by an Ohio state-chartered bank. Under the Ohio Banking Code, cash dividends may not exceed net profits as defined for that year combined with retained net profits for the two preceding years less any required transfers to surplus. Under this formula, the amount available for payment of dividends in 2012 is $3,833 plus 2012 profits retained up to the date of the dividend declaration.

14.	REGULATORY CAPITAL

Federal regulations require the Company and the Bank to maintain minimum amounts of capital. Specifically, each is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) established five capital categories ranging from “well capitalized” to “critically undercapitalized.” Should any institution fail to meet the requirements to be considered “adequately capitalized,” it would become subject to a series of increasingly restrictive regulatory actions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

14.	REGULATORY CAPITAL (Continued)

As of December 31, 2012 and 2011, the FDIC categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier I risk-based, and Tier I leverage capital ratios must be at least 10 percent, 6 percent, and 5 percent, respectively.

The Company’s actual capital ratios are presented in the following table that shows the Company met all regulatory capital requirements. The capital position of the Bank does not differ significantly from the Company’s.

	2012		2011
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Actual	$35,662	15.28%	$33,257	15.34%
For capital adequacy purposes	18,670	8.00	17,344	8.00
To be well capitalized	23,337	10.00	21,680	10.00
Tier I capital (to risk-weighted assets)
Actual	$32,743	14.03%	$30,624	14.13%
For capital adequacy purposes	9,335	4.00	8,672	4.00
To be well capitalized	14,002	6.00	13,008	6.00
Tier I capital (to average assets)
Actual	$32,742	9.07%	$30,624	8.60%
For capital adequacy purposes	14,442	4.00	14,251	4.00
To be well capitalized	18,050	5.00	17,814	5.00

15.	FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:	Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

15.	FAIR VALUE MEASUREMENTS (Continued)

The following table presents the assets reported on the balance sheet at their fair value as of December 31, 2012 and 2011, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	December 31, 2012
	Level I	Level II	Level III	Total
Fair value measurements on recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$3,013	$—	$3,013
Obligations of states and political subdivisions	—	29,904	—	29,904
Mortgage-backed securities	—	63,852	—	63,852
Equity securities	66	—	—	66

Total	$66	$96,769	$—	$96,835

	December 31, 2011
	Level I	Level II	Level III	Total
Fair value measurements on recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$27,596	$—	$27,596
Obligations of states and political subdivisions	—	26,588	—	26,588
Mortgage-backed securities	—	75,649	—	75,649
Equity securities	48	—	—	48

Total	$48	$129,833	$—	$129,881

The following table presents the assets measured on a nonrecurring basis on the consolidated balance sheet at their fair value as of December 31, 2012 and 2011, by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserves. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

15.	FAIR VALUE MEASUREMENTS (Continued)

Impaired Loans

The Company has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. These assets are included below as Level II fair values. The fair value of assets included below as Level III fair values is management’s estimate based on the best information available which include unobservable inputs. The fair value consists of the loan balances of $5,981 and $5,796 less their valuation allowances of $784 and $270 at December 31, 2012 and 2011, respectively.

	December 31, 2012
	Level I	Level II	Level III	Total
Fair value measurements on nonrecurring basis:
Impaired loans	$—	$—	$5,197	$5,197

	December 31, 2011
	Level I	Level II	Level III	Total
Fair value measurements on nonrecurring basis:
Impaired loans	$—	$—	$5,526	$5,526

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company uses Level III inputs to determine fair value:

	Quantitative Information about Level III Fair Value Measurements
	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$5,197	Appraisal of collateral (1)	Appraisal adjustments (2)	25% - 50% (35%)

(1)	Fair value is generally determined through appraisals if the underlying collateral, which generally include various Level III inputs, are not identifiable.
(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted-average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company’s financial instruments at December 31 is as follows:

	2012
	Carrying Value	Level I	Level II	Level III	Fair Value
Financial Assets:
Cash and cash equivalents	$19,110	$19,110	$—	$—	$19,110
Investment securities AFS	96,835	66	96,769	—	96,835
Net loans	237,688	—	—	251,369	251,369
Bank-owned life insurance	3,880	3,880	—	—	3,880
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,403	1,403	—	—	1,403
Mortgage servicing rights	216	—	—	169	169
Financial Liabililities:
Deposits	$323,437	$246,171	$—	$78,318	$324,489
Other borrowings	7,500	—	—	8,159	8,159
Accrued interest payable	87	—	—	—	87

	2011
	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$8,795	$8,795
Investment securities available for sale	129,881	129,881
Net loans	203,930	207,879
Bank-owned life insurance	3,779	3,779
Regulatory stock	1,463	1,463
Accrued interest receivable	1,589	1,589
Mortgage servicing rights	161	215
Financial liabilities:
Deposits	$312,719	$314,024
Short-term borrowings	128	128
Other borrowings	7,500	8,073
Accrued interest payable	134	134

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (Continued)

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Regulatory Stock, Accrued Interest Receivable, Accrued Interest Payable, and Short-Term Borrowings

The fair value is equal to the current carrying value.

Investment Securities

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (Continued)

Mortgage Servicing Rights

The fair value for mortgage servicing rights is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics.

Deposits and Other Borrowings

The fair value of certificates of deposit and other borrowings is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, non-interest income, credit quality, and prepayment risk. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 12.

17.	PREFERRED STOCK

In December 2011, 5,168 shares of preferred stock were converted into 111,730 shares of common stock. In May 2012, 14,811 shares of preferred stock were converted into 320,238 shares of common stock.

18.	SUBSEQUENT EVENTS

The Company entered into a definitive agreement with CNB Financial Corporation, the parent company of CNB Bank on Tuesday, March 26, 2013, whereby the Company will be acquired for $30.00 per share in cash and stock, or approximately $40.4 million in the aggregate. Under the definitive terms of the agreement, which has been approved by the Boards of Directors of both companies, shareholders of the Company will be entitled to receive either a fixed exchange of 1.754 shares of CNB common stock for each share of FC Banc Corp. common stock, which is based on a 10-day average closing price of CNB common stock as of March 25, 2013, of $17.106 per share, or $30.00 per share in cash, with at least 80 percent of the consideration to be paid in the form of CNB common stock. The transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions, including regulatory approvals and the approval of the Company’s shareholders.

Management has reviewed events occurring through March 27, 2013, the date the financial statements were issued, and no other subsequent events occurred requiring accrual or disclosure.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

19.	PARENT COMPANY

Following are condensed financial statements for the Company.

CONDENSED BALANCE SHEET

	December 31,
	2012	2011
ASSETS
Cash and due from banks	$46	$40
Investment securities available for sale	65	48
Investment in subsidiary bank	33,939	31,521
Other assets	154	201

TOTAL ASSETS	$34,204	$31,810

LIABILITIES
Other liabilities	$—	$10
STOCKHOLDERS’ EQUITY	34,204	31,800

TOTAL LIABILITES AND STOCKHOLDERS’ EQUITY	$34,204	$31,810

CONDENSED STATEMENT OF INCOME

	Year Ended December 31,
	2012	2011	2010
INCOME
Dividends from subsidiary bank	$1,401	$810	745
Other income	—	—	1

Total income	1,401	810	746
EXPENSES
Professional fees	71	113	203
Other	39	31	9

Total expenses	110	144	212
Income before tax benefit and equity in undistributed net income of subsidiary	1,291	666	534
Income tax benefit	37	49	72
Equity in undistributed earnings of subsidiary	2,177	1,656	1,246

NET INCOME	$3,505	$2,371	1,852

COMPREHENSIVE INCOME	$3,757	$3,386	1,628

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

19.	PARENT COMPANY (Continued)

CONDENSED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2011
OPERATING ACTIVITIES
Net income	$3,505	$2,371	1,852
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiary	(2,177)	(1,656)	(1,246)
Other	45	349	6

Net cash provided by operating activities	1,373	1,064	612

INVESTING ACTIVITIES
Capital contribution to subsidiary bank	—	—	(6,275)

Net cash used for investing activities	—	—	(6,275)

FINANCING ACTIVITIES
Proceeds from the sale of preferred stock	—	—	6,529
Cash dividends paid on preferred stock	(166)	(451)	(364)
Cash dividends paid on common stock	(1,201)	(641)	(498)

Net cash (used for) provided by financing activities	(1,367)	(1,092)	5,667

Increase (decrease) in cash	6	(28)	4
CASH AT BEGINNING OF YEAR	40	68	64

CASH AT END OF YEAR	$46	$40	68